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                              CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made and entered into effective as of the 1st day of March, 1996, between Advanced Radio Telecom Corporation (the "Company") and Trnd Johanssen (the "Consultant").

The Company, operating in the Information Technology and Communications industry, is organized to deliver broadband, wireless services to business, government and private customers. The company is to date established in the United States, intending to expand into world markets.

The Consultant has experience in the Information Technology and Communications Industry. He is an Appointment Representative of Caledonian European Securities, Ltd., specializing in assisting upstart telecommunications companies in their financing and strategic partnering activities. The Consultant may act in this role in parallel with this agreement, as and when agreed between the Company and Caledonian European Securities, Ltd. The Consultant is the Chairman and sole shareholder of JEITO A/B, a Norwegian corporation currently applying for broadband frequency license in Norway.

Now, therefore, in consideration of and for the mutual promises and covenants contained herein, the parties agree as follows:

1. Purpose. The Company hereby employs Consultant during the term specified hereinafter to render such consulting services to the Company as described in
Section 3 hereof and such other consulting services as the Company and the Consultant may from time to time agree ("Consulting Services"), upon the terms and conditions as set forth herein.

2. Term. This Agreement shall commence as of the effective date of this Agreement and shall continue for a period of 24 months.

3. Extent of Consulting Services Provided.

(a) During the term of this Agreement, Consultant will provide Company with Consulting Services with respect to the Company's international expansion, including, but not limited to the following:

     (i) Acquisition of broadband frequency licenses from regulatory entities, or from entities to whom licenses have already been issued.

     (ii) Formation of corporate entities to operate services based on the acquired licenses.

     (iii) Identification of local operating partners for each corporate entity formed.

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     (iv) Identifying and negotiating appropriate arrangements with commercial or other private capital sources, including conventional sources such as bank financing or other institutional asset based financing, and private equity or mixed equity and debt placements.

(b) In connection with rendering its advice hereunder, the Consultant and its employees and agents shall, to the extent reasonably required in connection with providing Consulting Services, be given access to the Company's offices, premises and records.

(c) The Consultant will, with respect to its Consulting Services, provide the services of personnel with the requisite experience and skill to provide the Consulting Services required and will furnish to the Company reasonable information with respect to the identity and qualifications of the personnel assigned to provide Consulting Services.

(d) Consultant shall be available to provide Consulting Services for not less than twelve (12) person/days per month during the term of this Agreement ("Minimum Consulting Services").
Consulting beyond twelve days per month will be in the interest of the Consultant, as a substantial part of his compensation is potentially coming at the successful completion of the project(s).

(e) The Consultant will provide Consulting Services in a professional manner and in accordance with the highest professional standards generally applicable to comparable consulting services. The Company acknowledges, however, that advice given by the Consultant does not and will not constitute any guarantee or other assurance as to the ability of the Company to realize the financial or other objectives in connection with which the advice was given.

(f) The Company acknowledges that the Consultant retains the right to provide consulting advice to other parties. Except as specifically provided herein with respect to the confidentiality of proprietary information and non-competition provision of the Company, nothing herein shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business.

(g) Except as disclosed to the Company in writing, the Consultant is not a member, an affiliate, or an affiliate of a member of:

     (i) any institutional lender or investor, including, without limitation, any commercial, investment or merchant bank, investment fund, leasing company or other, comparable entity;

     (ii) any Information Technology and Communications industry firm;

     (iii) any regulatory body or industry association connected with the Company.

The Consultant will promptly inform the Company in writing of any change in the information


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set forth in this Section 3(g).

4. Compensation. Company agrees to pay the Consultant for the Minimum Consulting Services hereunder the sum of six thousand five hundred United States dollars (USD 6,500) for each month, payable on the 15th day of each month during the term of this Agreement.

In any new corporation established with the assistance of the consultant, the Consultant will be assigned 20% of the shares upon formation, and the Company will be assigned 80%. These shares will be the same class, and carry the same privileges. In the case of third parties investing in the new corporation(s), the Consultant and the Company will dilute at the same rate. The Company will have a right of first refusal to the Consultant's shares, exercisable by notice of 30 days of "bona fide" offer, except in transfers to wife or immediate family members, or JEITO A/A (a company wholly owned by the Consultant). In the case of a share sale in the new corporation by the Company, the Consultant shall have the right to require that his shares are sold on his behalf by the Company, as part of the same transaction, and on equal terms as those of the Company.

5. Expenses. Consultant shall be entitled to reimbursement by Company of such reasonable, accountable out-of-pocket expenses as Consultant may incur in performing Consulting Services under this Agreement. Company has right to require receipts for all expenditures. Such reimbursements shall be in addition to any fees otherwise earned by Consultant hereunder. Any expense in excess of two hundred fifty United States dollars (USD 250) in any calendar month for which Consultant shall be entitled to reimbursement hereunder shall be approved in advance by Company provided, however, that ordinary and necessary travel expenses of Consultant need not be so approved, provided that travel itinerary has been approved. The Company shall pay consultant a fixed communications (telephone, fax, e-mail, Internet, etc.) compensation of USD 1,950 per month, or the actual itemized amount, whichever is higher. This does not include communications charges when traveling, which will be compensated in full.

6. Restriction on Use of Proprietary and Certain Other Information.

A. The parties agree to enter into a Confidentiality Agreement as supplied by the Company or the Consultant on the effective date of this Agreement.
B. The parties agree not to engage in competing activities for fixed wireless services in the countries named in Appendix A for the period of the Agreement and 12 months after the termination of the Agreement.

7. Arbitration. Any controversy or claim arising out of or relating to the compensation to be paid by the Company or the services to be rendered by the Consultant pursuant to the terms of this Agreement, or otherwise related to the compliance by either party with its obligations hereunder, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, any judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Any part of this Agreement may submit to arbitration any controversy or claim.


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8. Assignment.  This Agreement and the rights hereunder may not be assigned by either party (except by operation of law, or to affiliates (owned or controlled), parent or subsidiary) without the prior written consent of the other party, but, subject to the foregoing limitation, this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, and legal representatives of the parties.

9. Notice. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, with a copy by electronic means, if to the Company addressed to it at

Advanced Radio Telecom Corporation
500 - 108th Avenue, NE, Suite 2600
Bellevue, WA 98004, USA
Att.: Mr. Vernon L. Fotheringham, Chairman and CEO
Tel: 1-206-688-8700
Fax: 1-206-688-0703

or if to the Consultant, addressed to it at

Trend Johannessen
Via Alesandro Volta, 15
1-20121, Milan, Italy
Tel.: 39-2-657-1033
Fax: 39-2-657-0016

or to such other address as shall hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the day sent.

10. Captions. The headings of the sections of this Agreement are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatever to modify or explain or place any construction upon any of the provisions of this Agreement.

11. Attorneys' Fees. In the event any party shall institute an action to enforce any rights hereunder, the prevailing party in such action shall be entitled, in addition to any other relief awarded by the arbitrator(s) or the Court, to such reasonable arbitration costs and attorney's fees as the arbitrator(s) or the Court may award.

12. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement shall be binding, unless executed in writing by the parties hereto.
No waiver of any of the provisions of this Agreement shall have deemed or shall constitute a


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waiver of any provision hereof (whether or not similar), nor shall waiver constitute a continuing waiver.

13. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless be construed as if the unenforceable portion or portions were deleted.

14. Governing Law. The parties hereby agree that this Agreement shall be governed by the laws of the State of Washington.

In witness whereof, the parties hereto have executed this Agreement this day and year first above written.


Advanced Radio Telecom Corporation                Trend Johannessen



___________________________________               ____________________________



Vernon L. Fotheringham, Chairman/CEO              Consultant



Date:______________________________               Date:______________________


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                                   Appendix A

                 Countries covered by clause 6, Non-corporation


Austria
Belgium
Denmark
Finland
France
Germany
Greece
Italy
Luxembourg
Netherlands
Norway
Portugal
Spain
Sweden
Switzerland
United Kingdom